AGREEMENT
FOR
PURCHASE AND SALE OF ASSETS

        THIS AGREEMENT is entered into this 12th day of June, 2001, by and among Young Colorado, LLC, a Delaware limited liability company ("Buyer"), Pro-Dex, Inc., a Colorado corporation ("Parent"), Pro-Dex Management, Inc., a California corporation and a wholly-owned subsidiary of Parent ("PDMI"), Biotrol International, Inc., a Delaware corporation and a wholly-owned subsidiary of PDMI ("Biotrol") and Challenge Products, Inc., a Missouri corporation and a wholly-owned subsidiary of PDMI ("Challenge" and together with Biotrol collectively, "Seller");

        WHEREAS, Biotrol is engaged in the manufacture, development and distribution of infection control products, preventive products, tooth whitening systems, hand care products and other related products, in each case for the dental industry (the "Biotrol Business").

        WHEREAS, Challenge is engaged in the manufacture, development and distribution of fluoride bleaching and related professional and consumer dental products (the "Challenge Business" and together with the Biotrol Business, collectively, the "Business");

        WHEREAS, PDMI is the record and beneficial owner of all right, title and interest in and to all of the issued and outstanding capital stock of Seller;

        WHEREAS, Parent is the record and beneficial owner of all right, title and interest in and to all of the issued and outstanding capital stock of PDMI; and

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer the Purchased Assets (as defined below) on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as set forth below:

  ARTICLE I

  THE TRANSACTION

        1.1    Purchase and Sale of Assets. At the Closing (as defined below), Seller shall sell, transfer, assign and deliver to Buyer (or its designated affiliate), and Buyer (or its designated affiliate) shall purchase, accept and receive, all right, title and interest in, to or arising from the Purchased Assets (as defined below).

        1.2    Purchased Assets. The "Purchased Assets" are all of the assets, properties, rights and claims acquired for, used in, held for use in, relating to or arising from the conduct of the Business, including the following:

        (a)        all accounts and notes receivables;

        (b)        all inventories (including raw materials, work in process, samples, supplies, service parts, and finished goods) located at Seller's facilities, in transit to or from Seller's facilities, held by Seller or vendors on consignment;

        (c)        all tools, dies, jigs, molds, patterns, machinery and equipment, whether owned or leased, whether in the possession of Seller or vendors;

        (d)        all petty cash, prepaid expenses, refunds (excluding any refund in respect of Taxes), advances, deposits and similar amounts;

        (e)        all office furnishings, display racks, shelves, decorations, equipment, telephone and telecopy numbers, fixtures and supplies;

        (f)        Seller's interest in all Real Estate (as defined below);

        (g)        all technical, processing, manufacturing or marketing information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software) and all claims and rights related thereto;

        (h)        all bank accounts, lock boxes, safe deposit boxes and the contents thereof which are maintained for use in the conduct of the Business or which contain any assets of the Business;

        (i)        all performance and other bonds, to the extent assignable, security and other deposits, and advances maintained for use in the conduct of the Business;

        (j)        all patents, trademarks, trade names, trade styles, logos and service marks and all applications and registrations therefor and all of the goodwill of the business appurtenant thereto and licenses thereof and the use of the "Biotrol", "Biotrol International" and "Challenge" names;

        (k)        all copyrights and author's rights, whether published or unpublished, including rights to prepare, reproduce and distribute copies, compilations and derivative works;

        (l)        all customer files, all lists of customers, suppliers and vendors, all rights and claims under sales contracts, customer orders, purchase orders, dealer and distributorship agreements and other similar commitments;

        (m)        all rights in, to and under the Assumed Contracts (as hereinafter defined);

        (n)        all documents and records relating to the Purchased Assets, or the operations or products of the Business (including historical costing and pricing data), and employment and personnel records for all Designated Employees of the Business;

        (o)        all accounting books, records, ledgers and electronic data processing materials;

        (p)        rights under contracts, instruments and other agreements;

        (q)        all rights to use the equipment leased from Matrix Funding Corporation used in the Business;

        (r)        rights under agreements with employees concerning confidentiality and the assignment of inventions, but excluding any obligations pursuant thereto;

        (s)        all information systems, programs, software and documentation thereof (including all electronic data processing systems, program specifications, source codes, logs, input data and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material) which are used or intended to be used in the conduct of the Business;

        (t)        prepaid expenses, deferred charges and cash advanced by customers of the Business and rights to volume rebates due from suppliers;

        (u)        to the extent assignable, all permits, licenses, product registrations, filings, authorizations, approvals and indicia of authority (and pending applications for any thereof) (i) to conduct the operations of the Business and to own, manufacture, construct, operate and maintain any product, fixture, facility, equipment, vehicle, machinery or installation of the Business or (ii) to store, transport, dispose of, market or sell any goods or any substance (including, without limitation, materials classified as "hazardous materials" or "hazardous substances" or "hazardous waste") used, handled, produced, disposed of, marketed or sold in the operation of the Business, as issued by any governmental agency or instrumentality;

        (v)        e-mail addresses, internet user names, addresses and sites; and

        (w)        all other assets, properties, rights and claims related to the operations of the Business or which arise in or from the conduct thereof;

provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.3 below.

        1.3     Excluded Assets. The following assets (the "Excluded Assets") shall not be sold or transferred to Buyer:

        (a)        refunds pertaining to Tax obligations of Seller and Parent;

        (b)        any rights of Seller, PDMI and Parent under this Agreement (or under any other agreement between Seller and Buyer entered into on or after the date hereof);

        (c)        the corporate minute book and stock records of Seller;

        (d)        property listed on Schedule 1.3; and

        (e)        any monetary recoveries from the pending legal matters as described in Section 1.5(g).

        1.4     Assumed Liabilities and Obligations. At Closing, the Buyer shall assume and discharge the following liabilities (the "Assumed Liabilities"):

        (a)        liabilities for accounts payable which arose in the ordinary course of business for goods or services actually received by Seller prior to the Closing Date but only to the extent (i) accrued on the Closing Date Balance Sheet in accordance with GAAP (as defined below) and (ii) incurred in the ordinary course of business consistent with past practice;

        (b)        liabilities and obligations for accrued vacation, sick leave and holiday pay to employees of the Business who are retained by the Buyer but only to the extent (i) accrued on the Closing Date Balance Sheet in accordance with GAAP and (ii) incurred in the ordinary course of business consistent with past practice;

        (c)        liabilities pursuant to the warranty policies set forth on Schedule 4.22 for repair or replacement of products or to refund the purchase price therefor or otherwise to provide credits for or adjustments with respect thereto, as a result of defects in materials or workmanship but only to the extent (i) accrued on the Closing Date Balance Sheet in accordance with GAAP and (ii) incurred in the ordinary course of business consistent with past practice; and

        (d)        liabilities and obligations under the contracts listed on Schedule 1.4(d) (the "Assumed Contracts").

Buyer shall forever defend, indemnify and hold harmless Seller and Parent, and their officers, directors, agents, representatives, parents, subsidiaries, affiliates, successors and assigns from and against any and all liabilities, obligations, losses, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Buyer's failure to fully perform and discharge the responsibilities of Seller, PDMI and Parent (to the extent assumed as provided herein) with respect to the foregoing. Buyer further agrees to pay and discharge all such liabilities as they come due.

        1.5     Excluded Liabilities and Obligations. Buyer shall not be the successor to Seller, PDMI or Parent and except as expressly set forth in Section l.4 above, Buyer shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business, Seller, PDMI, Parent or any Affiliate (as hereinafter defined) of Seller, PDMI or Parent or related to the Purchased Assets, the Business, the facilities from which the Business is or was conducted, or any claim against any of the foregoing, of any kind, whether known or unknown, contingent, absolute, or otherwise all of which are retained by Seller, PDMI and Parent (the "Excluded Liabilities"). Without limiting the foregoing, the term "Excluded Liabilities" shall include:

        (a)        liabilities and obligations related to or arising from transactions with any Affiliate of Seller, PDMI or Parent;

        (b)        liabilities and obligations for Taxes (as defined below) of any kind;

        (c)        liabilities and obligations for damage or injury (real or alleged) to person or property arising from the ownership, possession or use of any product manufactured, assembled, processed, treated, distributed, sold or serviced, directly or indirectly, or any service rendered by the Business through the Closing Date, including any product liability and product warranty claims;

        (d)        liabilities and obligations to employees, including those for accident, disability, health (including unfunded medical liabilities) and worker's compensation insurance or benefits, and all other liabilities and obligations to employees arising from events or occurrences through the Closing Date or the employee's date of termination from employment with the Seller, PDMI, Parent or the Business, whichever is later;

        (e)        liabilities and obligations arising from or relating to (i) claims or liabilities for benefits or pay under any employee benefit plan, including Seller's or Parent's profit sharing plan, compensation policy, individual employment contract or collective bargaining agreement, or any severance payment, including those related to any alleged termination of employment as a result of or relating to the transactions contemplated hereby, including Workers Adjustment Retraining and Notification Act (the "WARN Act") liabilities, or (ii) any employee of Seller, PDMI, Parent or the Business not hired by Buyer or Buyer's decision not to hire any employee of the Business, including the matters set forth on Schedule 4.17;

        (f)        liabilities and obligations for expenses, Taxes or fees incurred by Seller, PDMI or Parent incidental to the preparation of this Agreement, preparation or delivery of materials or information requested by the Buyer, and the consummation of the transactions contemplated hereby, including all broker, counsel and accounting fees and transfer Taxes;

        (g)        liabilities and obligations relating to or arising from litigation or any other disputes with third parties, if any, pending at the Closing or, to the knowledge of Seller and Parent, threatened, on or prior to the Closing Date, including those matters set forth on Schedules 4.23 and 4.24;

        (h)        liabilities and obligations due to products sold or services rendered by Seller, PDMI or Parent or any of their predecessors or Affiliates on or prior to the Closing Date with respect to patent, trademark or copyright litigation or disputes, including actions for infringement;

        (i)        liabilities and obligations arising from any liability or obligation of the Business (including those of the kind and character defined as Assumed Liabilities in Section 1.4), but with respect to which no disclosure is made herein;

        (j)        liabilities and obligations arising from or in connection with any administrative ruling or other order, stipulation or decree of any Federal, state or local agency, or the violation of any Federal, state or local Law, including those matters set forth on Schedule 4.30;

        (k)        liabilities and obligations relating to the operation prior to Closing of the facilities of the Business or any other real property, buildings, improvements or other premises utilized by Seller, PDMI or Parent and their Affiliates, including liabilities arising from any Environmental Laws (as hereinafter defined), including those matters set forth on Schedule 4.25;

        (l)        liabilities and obligations to any of Seller's, PDMI's or Parent's officers or stockholders;

        (m)        liabilities and obligations relating to indebtedness for borrowed money or accounts payable or guarantees of the obligations or liabilities of the Seller, PDMI, Parent or any of their Affiliates or other persons;

        (n)        liabilities and obligations related to Excluded Assets; and

        (o)        all other liabilities and obligations related to the operation of the Business prior to Closing.

Seller, PDMI and Parent shall, jointly and severally, forever defend, indemnify and hold harmless Buyer, its officers, directors, agents, representatives, parents, subsidiaries, affiliates, successors and assigns from and against any and all liabilities, obligations, losses, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and attorneys' fees) related to or arising from any and all Excluded Liabilities or related to or arising from the conduct of the Business prior to the Closing Date. Seller, PDMI and Parent further agree to pay and discharge all such liabilities and obligations as they become due.

        1.6     Nonassignable Contracts.

        (a)        To the extent that the assignment by Seller of any sales order, purchase order, lease or other contract included in the Assumed Liabilities or Purchased Assets is not permitted without (i) the consent of the other party to the contract, (ii) the approval of Buyer as a source of the products or services called for by such contract or (iii) the approval of Buyer as a lessee, then this Agreement shall not be deemed to constitute an assignment or an attempted assignment of the same, if such assignment or attempted assignment would constitute a breach thereof. However, unless otherwise agreed as to any particular contract or order (or class thereof), Seller shall use its best efforts to obtain any and all such consents, approvals and novations before and after Closing.

        (b)        If any necessary consent, approval or novation is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer with all of the benefits under such contract, lease or order as if such consent, approval or novation had been obtained, including subleases from Seller and, undertakings by Buyer of the work necessary to complete contracts as the agent of Seller with the understanding that Seller shall then invoice the customer for services rendered and promptly remit the amount of the receivable to Buyer. Nothing herein shall excuse Seller from responsibility for any of their representations and warranties or covenants hereunder.

ARTICLE II
PURCHASE PRICE

        2.1     Consideration for Purchased Assets.     The aggregate consideration to be paid for the Purchased Assets (the "Purchase Price") shall be as follows:

    (a)   Nine Million Dollars ($9,000,000.00). The Purchase Price is subject to adjustment as set forth in Section 2.3; and

    (b)   the assumption of the Assumed Liabilities.

       2.2     Payment of the Purchase Price.     At Closing, Buyer shall:

        (a)        pay Seller Six Million Six Hundred Thousand Dollars ($6,600,000) in immediately available funds;

        (b)        deposit Two Million Four Hundred Thousand Dollars ($2,400,000) (the "Escrow Amount") with American National Bank (the "Escrow Agent") pursuant to the terms of the Escrow Agreement, in substantially the form attached hereto as Exhibit A (the "Escrow Agreement").

        2.3     Post-Closing Adjustment Minimum Net Book Value.

        (a)        Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a balance sheet of the Business as of the Closing Date (the "Closing Date Balance Sheet") and the resulting calculation of the Net Book Value (as hereinafter defined). In connection therewith, from and after Closing, Buyer shall provide Seller and its representatives with reasonable access to all records and work papers necessary to compute and verify the Closing Date Balance Sheet. The Closing Date Balance Sheet as delivered to Seller shall be final and binding on the parties for purposes of determining the Net Book Value unless, within thirty (30) days after delivery to Seller, Seller shall deliver to Buyer a Dispute Notice (as hereinafter defined). After delivery of a Dispute Notice, Seller and Buyer shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within ten (10) business days after delivery to Buyer of the Dispute Notice, the dispute shall be submitted to the Independent Auditor (as hereinafter defined). The Independent Auditor shall be directed to issue a final and binding decision within thirty (30) days of submission of the Dispute Notice, as to the issues of disagreement referred to in the Dispute Notice and not resolved by the parties. The Closing Date Balance Sheet and the resulting calculation of the Net Book Value, as so adjusted by agreement or by the Independent Auditor (if required), shall be final and binding on the parties. "Net Book Value" shall mean the amount equal to the total assets less the total liabilities of the Business but excluding (i) any Excluded Assets and Excluded Liabilities of the Business as of the Closing Date and (ii) the adjustments set forth on Schedule 2.3, calculated in accordance with U.S. generally accepted accounting principles consistently applied and applied on a basis consistent with the Financial Statements (as defined below) ("GAAP"); provided, however, that all inventories are at levels adequate and not excessive in relation to the circumstances of the Business and are at levels commercially reasonable based on the historical sales of Seller. A sample calculation of Net Book Value is attached hereto as Schedule 2.3.

        (b)        In connection with the Closing Date Balance Sheet, a "Dispute Notice" shall mean a written notice from Seller indicating disagreement with the Closing Date Balance Sheet and summarizing the items in dispute. The "Independent Auditor" shall be PriceWaterhouseCoopers. The fees and expenses of the Independent Auditor retained as a result of any dispute related to any statement shall be equitably allocated by the Independent Auditor. The full force and effect of the representations and warranties shall in no way be diminished by the adjustment to the Purchase Price pursuant to the Closing Date Balance Sheet.

        (c)    (i) To the extent the Net Book Value is less than Two Million One Hundred Sixty Thousand Dollars ($2,160,000), Seller shall pay Buyer an amount equal to the difference between Two Million One Hundred Sixty Thousand Dollars ($2,160,000) and the Net Book Value within five (5) business days after the final determination of the Closing Date Balance Sheet and the resulting calculation of the Net Book Value.

        (d)        Prior to Closing Seller shall make the adjustments to its balance sheet as of the Closing Date as set forth on Schedule 2.3.

        2.4        Allocation of Purchase Price. Within 60 days of the Closing, Buyer shall prepare and deliver to Seller a schedule allocating the Purchase Price among the Purchased Assets (the "Allocation Schedule"). The Allocation Schedule shall constitute the definitive schedule allocating the Purchase Price among the Purchased Assets, unless Parent shall deliver to Buyer a written objection to the Allocation Schedule within ten (10) days after the delivery by Buyer to Seller of the Allocation Schedule, pursuant to which Buyer and Parent shall negotiate in good faith to finalize the Allocation Schedule in a manner reasonably acceptable to both parties. If the parties cannot agree on the Allocation Schedule, the Independent Auditor shall determine the final Allocation Schedule pursuant to Section 2.3(b). Buyer, Seller, PDMI and Parent agree to complete and file Form 8594, and any other required reports in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with their respective federal income tax returns for the tax year in which the Closing Date occurs (and any amended Form 8594, if necessary) in accordance with the Allocation Schedule.

ARTICLE III
CLOSING AND TRANSFER OF ASSETS

        3.1        Closing. The transfer of assets contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096 on the date hereof, commencing at 9:00 a.m., local time, such date being hereinafter referred to as the "Closing Date." Upon consummation, the Closing shall be deemed to take place as of the closing of business on the Closing Date.

        3.2        Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

         (a)        Trademark Assignment in substantially the form attached hereto as Attachment I (the "Trademark Assignment");

        (b)        Patent Assignment in substantially the form attached hereto as Attachment II (the "Patent Assignment");

        (c)        Copyright Assignment in substantially the same form attached hereto as Attachment III (the "Copyright Assignment");

        (d)        assignments and consents to assignment with respect to all of the Assumed Contracts;

        (e)        Certificate of Amendment to Seller's Articles of Incorporation changing its corporate title to one dissimilar to Biotrol International, Inc. and Challenge, Inc. and a check to cover filing fees therefor;

        (f)        payoff and release letters from creditors of Seller together with UCC-3 termination statements with respect to financing statements filed against the Business or any of the Purchased Assets;

        (g)        certificate of active status for Seller, certified by the Secretary of State of its jurisdiction of incorporation and the jurisdiction where the Business is qualified to do business as of a date not earlier than three (3) days prior to the Closing Date;

        (h)        certified charter of Seller as of a recent date;

        (i)        an officer's certificate of the Seller, PDMI and Parent certifying as to the continued accuracy of the representations and warranties and status of satisfaction and compliance with conditions precedent to the Closing;

        (j)        any third-party consents required to consummate the transactions contemplated hereby;

        (k)        an opinion of Arnold & Porter counsel to Seller, PDMI and Parent, in substantially the form attached hereto as Attachment IV;

        (l)        tax clearance certificate from the state of Missouri for Seller as of a recent date; and

        (m)        such other instruments, agreements or documents as may be reasonably requested by Buyer to carry out the transactions contemplated hereby.

At Closing, Seller, PDMI and Parent shall take all steps necessary to place Buyer in actual possession and operating control of the Business and the Purchased Assets.

        3.3        Deliveries by Buyer. At Closing, Buyer shall deliver the following:

         (a)        certified or bank cashier's check or wire transfer in the aggregate amount of Six Million Six Hundred Thousand Dollars ($6,600,000) to the account of the Seller as set forth in Schedule 3.3;

        (b)        wire transfer to the Escrow Agent, in the aggregate amount of Two Million Four Hundred Thousand Dollars ($2,400,000); and

        (c)        such other instruments, agreements or documents as may be reasonably requested by Seller, PDMI or Parent or appropriate to carry out the transactions contemplated hereby.

        3.4        Closing Agreements.   At Closing, the parties shall execute, acknowledge and deliver the following:

        (a)        the Escrow Agreement;

        (b)        General Assignment, Bill of Sale and Assumption of Liabilities in substantially the form attached hereto as Attachment V (the "Bill of Sale");

        (c)        Assignment of Lease for each parcel of real property subject to a Real Estate Lease in substantially the form attached thereto as Attachment III; and

        (d)        such other instruments, agreements or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

        3.5        Title; Risk of Loss. Legal title and risk of loss with respect to the Purchased Assets shall not pass to Buyer (or its designated affiliate) until the Purchased Assets are transferred at Closing. If prior to the Closing any of the Purchased Assets are destroyed or damaged by fire or other casualty, Buyer may, at its option, (a) include an amount equal to a mutually agreed upon cost of completing the replacement or repair of such property as a deduction in the calculation of the Purchase Price or (b) if the estimated cost of such replacement or repair exceeds $100,000, terminate this Agreement.

ARTICLE IV
REPRESENTATIONS AND
WARRANTIES OF SELLER, PDMI AND PARENT

        Seller, PDMI and Parent, jointly and severally, hereby represent and warrant to Buyer as of the Closing Date, as set forth below:

        4.1        Authority. Seller, PDMI and Parent have full capacity, right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All acts or proceedings required to be taken by Seller, PDMI and Parent to authorize the execution, delivery and performance of this Agreement, the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

        4.2        Validity. This Agreement has been, and the documents to be delivered, by Seller, PDMI and Parent at Closing will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of Seller, PDMI and Parent, enforceable in accordance with their terms. The execution and delivery of this Agreement, the documents to be delivered at Closing and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of the Business or the Purchased Assets or Seller, PDMI or Parent and are not prohibited by, do not violate or conflict with any provision of, do not constitute a default under or a breach of and do not impair any rights under (a) the charter or by-laws of Seller, PDMI and Parent, (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Seller, PDMI or Parent is a party or by which Seller, PDMI, Parent or the Business or any of their assets are bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any federal, state or local law, rule, regulation, judgment, code, ruling, statute, order, act, decree, ordinance or other requirement (collectively, "Laws") applicable to Seller, PDMI, Parent, the Business or the Purchased Assets. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for the execution and delivery by Parent, PDMI or Seller of this Agreement, the documents to be delivered at Closing or the consummation by Parent, PDMI or Seller of the transactions contemplated hereby and thereby, except as set forth on Schedule 4.2.

        4.3        Due Organization.      (a)   Each of PDMI, Parent and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry on the business in which it is engaged. Each of PDMI, Parent and Seller is duly licensed, registered and qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership, leasing or operation of its assets or the conduct of its business requires such qualification. Schedule 4.3 sets forth each state or other jurisdiction in which Seller is licensed or qualified to do business. Seller has delivered to Buyer an accurate, correct and complete copy of its charter and by-laws and each agreement, trust, proxy or other arrangement among its stockholders.

        (b)        The books of account and other financial records of the Business and Seller are accurate, correct and complete and have been maintained in accordance with good business practices. The minute books of Seller contain accurate, correct and complete records of all meetings and accurately reflect all material corporate action of the stockholders and directors and any committees of the Board of Directors of Seller.

        4.4        Subsidiaries. Seller does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any such entity.

        4.5        Transactions with Affiliates. Since June 30, 2000, there have not been any dividends or other distribution of assets by Seller which have been declared or effected. Except as set forth in Schedule 4.5, no Affiliate:

         (a)        owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Business;

        (b)        has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, Seller or the Business;

        (c)        has any interest in or owns any property or right used in the conduct of the Business;

        (d)        is a party to any contract, lease, agreement, arrangement or commitment used in the Business; or

        (e)        received from or furnished to the Business any goods or services.

The term "Affiliate" shall mean (i) any stockholder, officer, director or stockholder of Seller and any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any stockholder, officer, director or stockholder of Seller or (ii) any corporation, partnership, trust or other entity in which Seller, PDMI, Parent or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

        4.6        Financial Statements. The financial statements of the Business for the three years ended June 30, 2000 and the nine months ended March 31, 2001 attached hereto as Schedule 4.6 (collectively, the "Financial Statements") are (a) accurate, correct and complete in all material respects, (b) in accordance with the books of account and records of Seller, (c) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (d) prepared in accordance with GAAP, except that the unaudited financial statements of the Business as of and for the nine-month period ended March 31, 2001 do not contain all of the footnotes required by GAAP. The books of account and other records (financial and otherwise) of Seller and the Business are complete and correct and are maintained in accordance with good business practices and are accurately reflected on the Financial Statements. Schedule 4.6 sets forth all outstanding debt of Seller for borrowed money and all outstanding equipment and capital leases of Seller as of the Closing Date.

        4.7        Interim Change. Except as set forth in Schedule 4.7, since June 30, 2000, Seller has operated the Business only in the ordinary course, consistent with past practices, and there has not been:

        (a)        any adverse change in the financial condition, assets, liabilities (fixed or contingent), personnel, prospects or business affairs of Seller or the Business or in its relationships with suppliers, vendors, customers, lessors, employees or others (in each case, as a group or class) nor has there occurred any event or condition which could reasonably be expected to have such an effect;

        (b)        any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or assets of Seller;

        (c)        any forgiveness, cancellation or waiver of any rights of Seller;

        (d)        any disposition of assets of Seller, with a value of $10,000 or more, other than sales of inventory in the ordinary course of business on terms consistent with past practice;

        (e)        any event or condition of any character materially adversely affecting the Business or assets of Seller;

        (f)        any increase in the compensation or benefits payable or to become payable by Seller (other than for general increases applicable to most employees in an amount consistent with past practice);

        (g)        any declaration, authorization or payment of dividends or distributions to PDMI or Parent;

        (h)        any issuance or repurchase by Seller of any shares of its capital stock;

        (i)        any grant by Seller of any option to purchase shares of capital stock;

        (j)        any change in credit practices as to customers of the Business; or

        (k)        any incurrence of any security interest, lien, charge, encumbrance or claim on, or any damage or loss of $10,000 or more to, Seller or the Business.

Since June 30, 2000, neither Seller nor the Business has incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise, except current liabilities and contractual obligations in the ordinary course of business and in amounts consistent with past practices. Except as set forth in Schedule 4.7, since June 30, 2000, there has not been any agreement, commitment or understanding by Seller, PDMI or Parent to do any of the foregoing.

        4.8        Accounts Receivable. Schedule 4.8 sets forth accurate, correct and complete aging of all outstanding accounts receivable in the Purchased Assets (the "Accounts Receivable") as of the Closing Date. Except as set forth on Schedule 4.8, all outstanding Accounts Receivable are and will be on the Closing Date due and valid claims against account debtors for goods or services delivered or rendered, collectible in full in accordance with their respective terms and subject to no defenses, offsets or counterclaims, except as reserved against on the Closing Date Balance Sheet. All Accounts Receivable arose in the ordinary course of business. Except as set forth on Schedule 4.8, no Accounts Receivable are subject to prior assignment, claim, lien or security interest. Except as accrued on the March 31, 2001 balance sheet of Seller, Seller has no liability for any refunds, liability allowances or returns in respect of products manufactured, processed, distributed or sold by or for the account of Seller on or prior to the Closing Date. Where Accounts Receivable arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of Seller have been properly filed and recorded except where failure to do so would not have an adverse effect on the collectibility and value of the Accounts Receivable in the aggregate. Schedule 4.8 contains an accurate, correct and complete list of the names and addresses of all banks and financial institutions in which Seller has an account, deposit, safe-deposit box, line of credit or other loan facility or relationship, or lock box or other arrangement for the collection of Accounts Receivable, with the names of all persons authorized to draw or borrow thereon or to obtain access thereto.

        4.9        Inventory.   All inventories reflected on the Financial Statements delivered to Buyer are (a) properly valued at the lower of cost or market value in accordance with GAAP as described in the Financial Statements; (b) of good and merchantable quality and contain no material amounts that are not salable and usable for the purposes intended in the ordinary course of the Business and meet the current standards and specifications of the Business and are not obsolete; (c) in conformity with warranties customarily given to purchasers of like products; and (d) at levels adequate and not excessive in relation to the circumstances of the Business and which are at levels commercially reasonable based on the historical sales of Seller. All inventories disposed of subsequent to June 30, 2000, have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice.

        4.10        Insurance.   Schedule 4.10 sets forth an accurate and complete list and summary description (including name of the insurer, coverage, premium and expiration date) of all binders, policies of insurance, self insurance programs or fidelity bonds related to the Business and the Purchased Assets ("Insurance"). To Seller's, PDMI's and Parent's knowledge, all Insurance has been issued by financially sound insurance companies under valid and enforceable policies or binders for the benefit of Seller and all such policies or binders are in such types and in full force and effect and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises in operations similar to the Business. Except as set forth on Schedule 4.10, there are no pending or asserted claims against any Insurance as to which any insurer has denied liability or reserved rights, and there are no claims under any Insurance that have been disallowed or improperly filed within the last three fiscal years. Schedule 4.10 sets forth the claims experience for the last three full fiscal years and the interim period through the date hereof with respect to the Business (both insured and self-insured). No notice of cancellation or nonrenewal with respect to, or material increase of premium for, any insurance has been received by Seller within the last three fiscal years. Neither Seller, PDMI, nor Parent has any knowledge of any facts or the occurrence of any event which (a) reasonably might form the basis of any claim against Seller relating to the conduct or operations of the Business and which will materially increase the insurance premiums payable under any insurance, (b) otherwise could reasonably be expected to increase the insurance premiums payable under any insurance, or (c) reasonably could be expected to lead to a retroactive premium adjustment.

        4.11        Title to Assets. Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the Purchased Assets. None of the Purchased Assets which Seller purports to own are subject to (a) any title defect or objection; (b) any contract of lease, license or sale; (c) any security interest, mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, except those disclosed in the Financial Statements; (d) any royalty or commission arrangement; or (e) any claim, covenant or restriction. The Purchased Assets are in good operating condition and repair (reasonable wear and tear excepted), are not obsolete, are suitable for the purposes for which they are presently being used, and are adequate to meet all (x) present requirements of the Business as presently conducted and (y) future requirements of the Business reasonably anticipated by Seller. The Purchased Assets will furnish Buyer with all of the capacity and rights to manufacture, produce, develop, use, sell, distribute, install and service the products and to perform the same services in the same manner as presently being manufactured or performed by Seller. Schedule 4.11 sets forth an accurate, correct and complete list of all depreciable assets included in the Purchased Assets.

        4.12        Real Estate.      (a)   Schedule 4.12 (a) sets forth true and correct street addresses of all real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) used or to be used in the operations of the Business (such parcels of real property and all improvements, facilities and fixtures thereon, are referred to herein collectively as the "Real Estate"), and, for each parcel of Real Estate leased or subleased by Seller, Schedule 4.12(a) shall also include identification of the lease or sublease, and a list of all contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real property or any interest therein to which Seller is a party or by which any of their interests in real property is bound (collectively, the "Real Estate Leases"). Seller has been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such Real Estate Lease. Seller has delivered to Buyer accurate, correct and complete copies of each Real Estate Lease. At the Closing, Seller shall deliver to Buyer any consents or approvals of any parties required in connection with the transactions contemplated hereby with respect to the Real Estate Leases listed on Schedule 4.12(a). Except as set forth on Schedule 1.3, neither Seller, PDMI nor Parent owns any real property used in connection with the Business.

        (b)        With respect to each parcel of Real Estate: (i) there are no pending or, to the knowledge of Seller, PDMI or Parent, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof; (ii) all improvements, buildings and systems on any such parcel are in good operating condition, normal wear and tear excepted, and are safe for their current occupancy and use; (iii) except as set forth on Schedule 4.12(b), there are no contracts relating to service, management or similar matters to which Seller, PDMI or Parent is a party which affect any such parcel; (iv) Seller has not received any notice of any special tax, levy or assessment for benefits or betterments that affect any parcel of the Real Estate and, to the knowledge of Seller, PDMI or Parent, no such special Taxes, levies or assessments are pending or contemplated; (v) there are no contracts granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than Seller) in possession of any such parcel; (vi) all facilities located on each such parcel are supplied with utilities and other services necessary for their operation or use, all of which services are adequate in accordance with all applicable Laws; and (vii) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the knowledge of Seller, PDMI or Parent, threatened termination of such access.

        (c)        With respect to each parcel of Real Estate the condition of the Real Estate is such that, if the Closing Date were the expiration date of the Real Estate Lease, Buyer would not be required or obligated to make any repairs or alterations in excess of $5,000 to the Real Estate in order to surrender possession of the Real Estate in the condition required by the terms of the Real Estate Lease, provided, however, Buyer shall not be reimbursed for any repairs or alterations made by Buyer's employees.

        4.13        Personal Property Leases. Schedule 4.13 sets forth an accurate, correct and complete list of all leases or bailments of personal property used in the Business (the "Personal Property Leases"). Seller has been in peaceable possession of the property covered by each Personal Property Lease since the commencement thereof. Seller has delivered to the Buyer an accurate, correct and complete copy of each Personal Property Lease.

        4.14        Intellectual Property. Schedule 4.14 sets forth an accurate, correct and complete list and summary description of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, product designations, service marks, copyright registrations and applications for any of the foregoing utilized in the Business (the "Intellectual Property"). During the preceding five (5) years, Seller has not been known by or done business under any name other than those listed in Schedule 4.14. Schedule 4.14 sets forth an accurate, correct and complete list and summary description of all licenses and other agreements relating to any Intellectual Property. None of the Intellectual Property is subject to any extensions, renewals, Taxes or fees due within ninety (90) days after Closing. Except as set forth in Schedule 4.14, (a) Seller is the sole and exclusive owner or has the sole and exclusive right to use the Intellectual Property; (b) no action, suit, proceeding or investigation is pending or, to the knowledge of Seller, PDMI and Parent, threatened with respect to the Intellectual Property; (c) none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to the knowledge of Seller, PDMI and Parent, is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; (e) Seller has not agreed to indemnify any person for or against any infringement of or by the Intellectual Property; (f) neither Seller, PDMI nor Parent have knowledge of any patent, invention or application therefor or similar property which would infringe upon any of the Intellectual Property or render obsolete or adversely affect the manufacture, processing, distribution or sale of products or services relating to the Business; (g) all items of Intellectual Property which have been registered are properly registered under applicable Law; and (h) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of the Business as it is being conducted as of the date hereof. Except as set forth on Schedule 4.14, all right of Seller in and to the Intellectual Property are transferable to Buyer as contemplated herein without any consent or other approval which has not been obtained. The operation of the Business by Buyer after the Closing in the manner and geographic areas in which the Business is currently conducted by Seller will not interfere with or infringe upon any patent or trademark or any asserted rights of others with respect to the current trade dress or packaging of any products. Neither Seller, PDMI nor Parent is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any Intellectual Property.

        4.15        Trade Secrets.   Schedule 4.15 sets forth an accurate and correct list and summary description of all information in the nature of know-how, trade secrets or proprietary information which provides Seller with an advantage over competitors who do not know or use it, including formulae, patterns, molds, tooling, inventions, industrial models, processes, designs, devices, engineering data, cost data, compilations of information, copyrightable material and technical information, if any, relating to the Business (the "Technical Information"). Except as set forth on Schedule 4.15, all Technical Information:

        (a)        is owned solely and exclusively by Seller, and Seller is solely responsible for the development of such Technical Information;

        (b)        is documented and readily usable by Buyer; and

        (c)        Seller has been taking reasonable precautions to protect the secrecy of all Technical Information and prevent disclosure to unauthorized parties.

All Technical Information and any copies thereof shall be delivered to Buyer at Closing. Neither Seller, PDMI nor Parent have knowledge of any violation of any trade secret rights or copyrights with respect to such Technical Information.

        4.16        Customers and Suppliers. All contracts or agreements with customers and suppliers of the Business were entered into by or on behalf of Seller in the ordinary course of business at usual and normal quantities, prices and terms. Schedule 4.16 sets forth an accurate, correct and complete list of the 10 largest customers and 10 largest suppliers of the Business, determined on the basis of revenues from items sold (with respect to customers) or costs of items purchased (with respect to suppliers) for each of the three (3) fiscal years ended June 30, 2000. Neither Seller, PDMI nor Parent have any reason to believe that any customer or supplier will cease to do business or materially reduce their business with Seller after, or as a result of, the consummation of any transactions contemplated hereby or that any customer or supplier is threatened with bankruptcy or insolvency. Seller does not know of any fact, condition or event which would adversely affect its relationship with any customer or supplier. Since June 30, 2000, there has been no cancellation of backlogged orders in excess of the average rate of cancellation prior to such date.

        4.17        Employees.

        (a)        Contracts.   Schedule 4.17 sets forth an accurate, correct and complete list and summary description of all agreements, arrangements or understandings, written or oral, with the officers, directors and employees of the Business regarding services to be rendered, terms and conditions of employment, compensation, bonus, commission, profit sharing, stock options, severance, termination, golden parachute or other similar agreements (the "Employment Contracts").

        (b)        Compensation. Seller has provided to Buyer an accurate, correct and complete list of all employees of the Business, including name, title or position, the present annual compensation (including bonuses, commissions and deferred compensation) and years of service. Schedule 4.17 sets forth an accurate, correct and complete list of each employee who may become entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise, and the estimated amounts of such payments. Except as set forth on Schedule 4.17, since June 30, 2000, Seller has not (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind, including any severance or termination pay, to any present or former officer or employee, (ii) made any general wage or salary increases or (iii) increased or altered any other benefits or insurance provided to any employee. No employee of the Business is eligible for payments that would constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

        (c)        Labor Relations. There are no controversies pending or, to the knowledge of Seller and Parent, threatened involving any group of employees. Seller has not suffered or sustained any work stoppage and no such work stoppage is threatened. None of the employees of Seller are members of a union or subject to any collective bargaining agreement. No union organizing or election activities involving any nonunion employees of Seller are in progress or threatened. Neither Seller, PDMI nor Parent is aware of any reason why any employee of Seller would not continue employment after consummation of the transactions contemplated hereby.

        (d)        Compliance. Except as set forth on Schedule 4.17, Seller has complied with all Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes.

        4.18        Employee Benefit Plans.

        (a)        Benefit Plans. As used herein, the term "Benefit Plans" means "Welfare Plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "Pension Plans" (as defined in Section 3(2) of ERISA), bonus, profit sharing, deferred compensation, incentive, bonus, stock option, employee stock purchase or other compensation plans or arrangements, and other employee fringe benefit plans whether funded or unfunded, qualified or unqualified, exclusive of multiemployer plans (as defined in Section 3(37) of ERISA), and maintained or contributed to by Seller or any other organization ("Common Control Entity") which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) for the benefit of any of the employees of the Business. Schedules 4.17 and 4.18 set forth an accurate and complete list of each Benefit Plan maintained or contributed to by Seller or any other Common Control Entity, since December 31, 1997 exclusive of benefits provided pursuant to a collective bargaining agreement (each such plan referred to as a "Scheduled Benefit Plan"). Except as set forth in Schedule 4.18, Seller has delivered to Buyer accurate and complete copies of (i) each Scheduled Benefit Plan (or, in the case of any unwritten Scheduled Benefit Plans, descriptions thereof) and any amendments thereto exclusive of terminated Employment Contracts, (ii) each trust agreement and insurance contract or group annuity contract relating to any Scheduled Benefit Plan, if any, (iii) each determination letter from the Internal Revenue Service, and each outstanding request for such a letter, on the tax qualified status of any Pension Plan that is intended to be qualified under Section 401(a) of the Code and is a Scheduled Benefit Plan, if any, (iv) each form of general notification to employees of their rights to continuation coverage under Sections 601 through 608 of ERISA for each Scheduled Benefit Plan and (v) the most recent "summary plan description" and all subsequent "summaries of material modifications" (all as defined in ERISA) for each Welfare Plan and Pension Plan. Seller and each Common Control Entity have never sponsored, contributed to, nor been obligated to contribute to, an employee pension benefit plan that is subject to Title I, Subtitle B, Part 3 of ERISA (relating to "funding") exclusive of multiemployer plans (as defined in Section 3(37) of ERISA).

        (b)        Funding. All contributions to, and payments from, the Benefit Plans that have been required to be made in accordance with the Benefit Plans have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected in the Financial Statements in accordance with GAAP.

        (c)        Compliance With the Code and ERISA.   Except as set forth in Schedule 4.18, Seller, each Common Control Entity and each Benefit Plan (and any related trust agreement or annuity contract, if any, or any other funding instrument) comply currently, and have complied in the past, both as to form and operation, with the terms of each Benefit Plan and with the applicable provisions of the Code and ERISA and all other applicable laws, rules and regulations in all respects; and all necessary governmental approvals for the Benefit Plans have been obtained. Except as set forth in Schedule 4.18, the Benefit Plans that are Pension Plans have received determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Seller and Parent, has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost.

        (d)        Administration.   Except as set forth in Schedule 4.18, each Benefit Plan has been administered to date in compliance with its terms and the requirements of the Code and ERISA in all respects. Except as set forth in Schedule 4.18, all reports, returns, summaries, notices and similar documents with respect to the Benefit Plans required to be distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as set forth in Schedule 4.18, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that involve any employee of the Business that could give rise to any liability, nor, to the best knowledge of Seller and Parent, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

        (e)        Prohibited Transactions. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan, any employee of the Business, and which could subject Seller, any Common Control Entity or any of their employees, or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. Except as set forth in Schedule 4.18, no Benefit Plan has been terminated within the last five years. Neither Seller nor any Common Control Entity nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject Seller or any Common Control Entity to any liability for breach of fiduciary duty under ERISA or any other applicable law.

        (f)        Multiemployer Plans. Except as set forth in Schedule 4.18 with respect to any employee of the Business, at no time since Seller's inception, has Seller or any Common Control Entity been required to contribute to any "multiemployer pension plan" (as defined in Section 3(37) of ERISA) or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, or announced an intention to withdraw, but not yet completed such withdrawal, from any multiemployer pension plan. Prior to Seller's inception, each Common Control Entity did not incur any withdrawal liability under Section 4201 of ERISA.

        4.19        Licenses and Permits.   Schedule 4.19 contains an accurate, correct and complete list and summary description of each license, permit, certificate, approval, exemption, clearance, franchise, registration, variance, accreditation or authorization currently issued to Seller and used in the Business or that are known by Seller, PDMI or Parent to be required in the future (collectively, the "Licenses and Permits"). The Licenses and Permits are valid and in full force and effect and there are not pending, or, to the knowledge of Seller, PDMI and Parent, threatened, any proceedings which could result in the termination, revocation, modification, limitation or impairment of any License or Permit. Seller has not received any notices relating to the withdrawal of any such Licenses or Permits or requiring any modification of a product in order to preserve any such approval. Seller has all licenses, permits, certificates, approvals, franchises, registrations, accreditations and other authorizations as are necessary or appropriate to own and conduct the Business as it is presently conducted and to own, occupy and lease their real property. To Seller's, PDMI's and Parent's knowledge, no third party has asserted that any other licenses, permits, certificates, approvals, franchises, registrations, accreditations and other authorizations are required. Except as set forth on Schedule 4.19, all Licenses and Permits will continue to be in full force and effect after the consummation of the transactions contemplated hereby. No violations have been recorded in respect of any Licenses and Permits, and there is no meritorious basis therefor.

        4.20        Material Contracts. Schedule 4.20 sets forth an accurate, correct and complete list of all instruments, commitments, agreements, arrangements and understandings related to the Business or the Purchased Assets to which Seller is a party or bound, or by which any of its assets are subject or bound, or pursuant to which Seller is a beneficiary, meeting any of the descriptions set forth below (the "Material Contracts"):

        (a)        Real Estate Leases, Insurance, licenses of Intellectual Property, Technical Information, Employment Contracts, Benefit Plans and Licenses and Permits;

        (b)        any contract for capital expenditures or for the purchase of goods or services in excess of $25,000;

        (c)        any purchase order, agreement or commitment obligating Seller to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service;

        (d)        any financing agreement or other agreement for borrowing money, any instrument evidencing indebtedness, any liability for borrowed money, any obligation for the deferred purchase price of property in excess of $25,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability;

        (e)        any joint venture, partnership, cooperative arrangement or any other agreement involving a sharing of profits;

        (f)        any contract with any government or any agency or instrumentality thereof;

        (g)        any contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

        (h)        any distribution, license or royalty agreement;

        (i)        any power of attorney, proxy or similar instrument;

        (j)        any contract for the purchase or sale of any assets of Seller (whether or not completed) other than in the ordinary course of business or granting an option or preferential rights to purchase or sell any assets;

        (k)        any contract to indemnify any party or to share in or contribute to the liability of any party;

        (l)        any contract containing covenants not to compete in any line of business or with any person in any geographical area;

        (m)        any contract relating to the acquisition of a business or the equity of any other person (whether or not completed);

        (n)        any contract relating to the purchase or sale of a portion of its requirements or output;

        (o)        any other contract, commitment, agreement, arrangement or understanding related to the Business (other than those excluded by an express exception from the descriptions set forth in the subsections above) which provides for payment or performance by either party thereto having an aggregate value of $25,000 or more (unless terminable without payment or penalty on sixty (60) days (or less) notice); and

        (p)        any proposed arrangement of a type that if entered into would be a Material Contract.

Accurate, correct and complete copies of each Material Contract have been delivered to Buyer. Each Material Contract is in full force and effect and is valid, binding and enforceable against Seller and to Seller's and Parent's knowledge, the other parties to the Material Contract in accordance with its terms. Seller and to Seller's, PDMI's and Parent's knowledge the other parties to each Material Contract, has complied with all commitments and obligations on its part to be performed or observed under each Material Contract. No event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under or a breach of any Material Contract by Seller, or, to the knowledge of Seller, PDMI and Parent, by any other party. Seller has not received or given notice of an intention to cancel or terminate a Material Contract or to exercise or not exercise options or rights under a Material Contract. Seller has not received any notice of a default, offset or counterclaim under any Material Contract, or any other communication calling upon Seller to comply with any provision of any Material Contract or ascertaining noncompliance. Except as set forth on Schedule 4.20, none of the rights of Seller under any Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by Buyer after the Closing Date without the consent or agreement of any other party, including all rights to renew the applicable Material Contract. At Closing, Seller shall deliver to Buyer any consents or approvals of any parties required with respect to the assignment of the Assumed Contracts in connection with the transactions contemplated hereby. Seller has delivered accurate, correct and complete copies of each Material Contract to Buyer. Except as set forth on Schedule 4.20, no Material Contract permits or requires Seller (A) to obtain goods, services or benefits on terms substantially more favorable than fair market terms or (B) to provide goods, services or benefits on terms substantially less favorable than fair market terms. With respect to each Material Contract which is to be assigned to Buyer pursuant to the terms hereof, except as set forth on Schedule 4.20, Buyer will succeed to all the rights and benefits of Seller. Seller has not granted any powers of attorney with respect to the Business. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provision of a Material Contract, and Buyer will have and may enjoy and enforce all rights and benefits under each Material Contract in the same manner as if the transactions contemplated hereby were not consummated. There is no security interest, lien, encumbrance or claim of any kind on Seller's interest under any Material Contract.

        4.21        Taxes.

        (a)        Filings.   Each of Parent, PDMI and Seller and any partnership or trust in which Parent, PDMI and Seller directly or indirectly own an interest (collectively, the "Taxpayers") have filed, been included in or sent, or will file, be included in or send, all returns, declarations and reports and all information returns and statements (collectively, "Returns") required to be filed or sent with respect to all foreign, federal, state, county, local and other taxes of every kind and however measured, including income, gross receipts, excise, franchise, property, value added, import duties, employment, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending on or before the Closing Date. As of the time of filing, the Returns correctly reflected, and Returns not yet filed as of the date hereof will correctly reflect, the income, business, assets, operations, activities and status of the relevant Taxpayers and any other information required to be shown thereon. Each Taxpayer has timely paid or made provision for all Taxes shown as due and payable on its Returns required to be filed or sent prior to the date hereof and will timely pay all Taxes that will be shown as due and payable on its Returns required to be filed or sent after the date hereof. All required Tax estimates, deposits, prepayments and similar reports or payments for current periods have been properly made. No Taxpayer is delinquent in the filing of any Return or the payment of any Tax or has requested any extension of time within which to file any Return. Seller has delivered to the Buyer accurate, correct and complete copies of all federal and state income Tax Returns for the last three (3) fiscal years.

        (b)        Compliance. Seller has obtained all appropriate sales Tax exemption certificates for all sales made without charging or remitting a sales Tax. Each Taxpayer has withheld amounts from employees and others working in the Business, as required under applicable law, and has filed all Returns with respect to employee income Tax withholding and social security and unemployment Taxes in compliance with the tax withholding provisions of the Code and other applicable foreign, Federal, state or local Laws.

        (c)        Disputes. There are no Tax liens on any Purchased Assets of any Taxpayer and no basis exists for the imposition of any such liens. No adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, asserted, assessed or to Seller's, PDMI's and Parent's knowledge threatened against any Taxpayer or any member of any affiliated or combined group of which any Taxpayer is or was a member for which the Seller or any Subsidiary could be liable. No Taxpayer has any dispute with any taxing authority as to Taxes of any nature. There are no audit examinations being conducted or threatened, and there is no deficiency or refund litigation or controversy in progress or threatened, with respect to any Taxes previously paid by any Taxpayer or with respect to any Returns previously filed by or on behalf of any Taxpayer. Seller has not been included in any unitary, affiliated, combined or otherwise consolidated Returns filed by any Taxpayer.

        (d)        Transfer Taxes. Buyer shall not have any liability for any sales, transfer, stamp or other Taxes or fees applicable to the transfer and conveyance of the Business and the Purchased Assets, all of which shall be borne by Seller.

        4.22        Product Warranty.

        (a)        All products manufactured, processed, distributed, shipped or sold by Seller and any services rendered by them have been in conformity with all applicable contractual commitments, all expressed or implied warranties and all Laws. No liability exists or will arise for repair, replacement or damage in connection with such sales or deliveries, in excess of the reserve therefor reflected in the Closing Date Balance Sheet. All warranties are in compliance with all applicable Laws. Schedule 4.22 sets forth an accurate, correct and complete statement of all written warranties, warranty policies, service and maintenance agreements of the Business. No products heretofore manufactured, processed, distributed, sold, delivered or leased by Seller are now subject to any guarantee, warranty, claim for product liability, or patent or other indemnity, other than those set forth in Schedule 4.22. The product warranty and return experience for the three years ended June 30, 2000 and the interim period through the date hereof is set forth in Schedule 4.22. The product warranty reserves on Financial Statements were prepared in accordance with GAAP and are adequate in light of the circumstances of which Seller, PDMI and Parent are now aware.

        (b)        Seller warrants and represents to Buyer that all products developed, investigated, manufactured, processed, advertised or promoted, distributed, shipped or sold have been free from defects, have complied with all applicable Laws including State, Federal and International, have not been adulterated or misbranded in any manner within the meaning of the Federal Food, Drug and Cosmetic Act ("FDCA"), or the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA") and are not articles, which may not, under the provisions of the FDCA, be introduced into interstate commerce.

        (c)        Any services rendered by Seller have been in conformity with all applicable contractual commitments, all expressed or implied warranties and all Laws.

        4.23        Product Liability.   Schedule 4.23 sets forth an accurate, correct and complete list and summary description of all existing claims, duties, responsibilities, liabilities or obligations arising from or alleged to arise from any injury to person or property or economic damage as a result of the ownership, possession or use of any product manufactured, processed, distributed, shipped or sold by Seller prior to the Closing Date. Except as set forth in Schedule 4.23, the Business will not be subject to any claim, expense, liability or obligation arising from any injury to person or property or economic damage as a result of ownership, possession or use of any product manufactured, processed, distributed, shipped or sold by Seller prior to the Closing Date. All such claims are adequately covered by product liability insurance in the amount of $2,000,000 million or otherwise accrued on the Closing Date Balance Sheet. There have been no recalls with respect to any products of the Business under the Consumer Product Safety Act, as amended, or under any other Law. To the knowledge of Seller, PDMI and Parent no circumstances exist involving the safety aspects of the Business' products which would give rise to any obligation to report to any foreign, Federal, state or local agency.

        4.24        Legal Proceedings. Except as set forth in Schedule 4.24, Seller is not engaged in or a party to or to Seller's, PDMI's and Parent's knowledge, threatened with any action, suit, proceeding, complaint, charge, hearing, investigation or arbitration or other method of settling disputes or disagreements; and neither Seller, PDMI nor Parent knows, anticipates or has notice of any reasonable basis for any such action. Seller has not received notice of any investigation threatened or contemplated by any foreign, Federal, state or local governmental or regulatory authority, including those involving the safety of products, the working conditions of employees, the employment practices or policies of the Business, or compliance with environmental regulations. Except as set forth in Schedule 4.24, neither Seller, the Business nor any of the Purchased Assets is subject to any judgment, order, writ, injunction, stipulation or decree of any court or any governmental agency or any arbitrator.

        4.25        Environmental Matters

        (a)        The ownership, use and operation by Seller and its predecessors of all real property and each facility currently used in the Business and the operations of the Business have been and on the Closing Date will be in compliance with all federal, state and local environmental and anti-pollution statutes, Laws, ordinances, rules, standards, orders, moratoria and regulations, including the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Air Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Hazardous Material Transportation Act, as amended, FIFRA, the Oil Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, ("CERCLA") and the Occupational Safety and Health Act, as amended, any state or local counterpart thereof and all rules and regulations implementing any of the foregoing (collectively referred to as "Environmental Laws").

        (b)        Except as set forth in Schedule 4.25, no action, suit, claim, demand, proceeding, investigation, complaint, arbitration or charge alleging failure to comply with, violation of or liability under any Environmental Laws (collectively, an "Environmental Claim") has been made and Seller has not received any notice alleging an Environmental Claim and to the knowledge of Seller, PDMI and Parent, there is no meritorious basis therefore. Seller has not received a request for information within the last five years from any federal, state or local government authority related to an investigation of non-compliance with or the potential violation of any Environmental Law or related to the transport, disposal, arrangement for disposal or release of any Hazardous Substance, Hazardous Waste, Hazardous Material, Solid Waste or petroleum. Except as set forth in Schedule 4.25, there has not been, and is not occurring, at any facility or site operated, or previously owned or operated, by Seller, any Release or threatened Release of any Hazardous Substance or petroleum, including crude oil or any fraction thereof, nor has such a Release occurred. Seller has not applied or disposed of any Hazardous Substance or petroleum, including crude oil or any fraction thereof, in any manner which may form the basis for any present or future Environmental Claim at any facility currently or previously owned or operated by Seller, site currently or previously owned or operated by Seller, location or body of water, surface or subsurface currently or previously owned or operated by Seller nor, to the knowledge of Seller, PDMI and Parent, has such an application or disposal occurred.

        (c)        To Seller's and Parent's knowledge, Seller has not ever sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any Hazardous Substance, Solid Waste or petroleum, including crude oil or any fraction thereof, to a facility, site or location, which, pursuant to the CERCLA or any similar state or local law, (i) has been placed, or is proposed to be placed, on the National Priorities List or its state equivalent or (ii) is subject to a claim, administrative order or other request to effect Removal or take Remedial Action.

        (d)        Except as set forth in Schedule 4.25, there has not been any contamination of groundwaters, surface waters, soils or sediments, as a result of the manufacture, storage, processing, loss, leak, escape, spillage, disposal or other handling or disposition by or on behalf of Seller of any product or substance on or prior to the Closing Date in violation of Environmental Laws at any facility or site currently owned or operated by Seller or at any location previously owned or operated by Seller during Seller's ownership or operation of the facility or site.

        (e)        Schedule 4.25 sets forth an accurate and complete list of all environmental audits or assessments or occupational health studies undertaken by or on behalf of Seller, a governmental agency with respect to Seller or its assets, employees, facilities, sites or other properties, the results of groundwater and soil testing, the results of underground fuel, water or waste tank tests and soil samples, notices of violations and orders with Federal, state or local governments on environmental matters, and OSHA citations.

        (f)        Except as set forth in Schedule 4.25, there are no Hazardous Substances, Hazardous Wastes, Solid Wastes, tanks, containers, cylinders, drums or cans buried, stored or deposited in or on any real property facility or site currently or formerly owned or operated by Seller and no such materials were buried, stored or deposited on any real property, facility or site formerly owned or operated by Seller during Seller's ownership or operation of the real property, facility or site. There has not been located on or disposed of on any facility or site owned or operated by Seller during any period of such ownerships or operations, or, to the knowledge of Seller and Parent, at any other time: any polychlorinated biphenyl; any compound or material containing any polychlorinated biphenyl; or any equipment, article or item using, containing, or made up in whole or in part of any polychlorinated biphenyl.

        (g)        Schedule 4.25 lists all permits, certificates, approvals, authorizations, licenses and registrations required to own or operate the Business or any currently owned or operated facility or site under any Environmental Law ("Environmental Permits"). Seller has all Environmental Permits and is in compliance with all terms and conditions thereof. All Environmental Permits are in full force and effect, and Seller has not received any notice alleging an Environmental Claim with respect thereto. Seller has not breached, defaulted under or violated any of the Environmental Permits.

        (h)        Except as set forth in Schedule 4.25, no underground storage tanks, as defined in RCRA or under applicable state law, are present on any property currently operated by or on behalf of Seller at any location, and, to Seller's and Parent's knowledge, no such tanks were previously abandoned or removed.

        (i)        There is no environmental substance or other condition or use of any property at which Seller currently operates the Business, whether natural or manmade, which if used in compliance with all Environmental Laws poses a present or potential threat of damage to the health of persons, to property, to natural resources, or to the environment in violation of Environmental Laws.

As used in this Agreement, the terms "Removal," "Remedial Action," "Facility," "Release," "Hazardous Substance," "Hazardous Materials," "National Priorities List," "Hazardous Waste" and "Solid Waste" shall have the same meaning as those terms are given in Environmental Laws.

        4.26        Absence of Undisclosed Liabilities. Except to the extent reflected on the balance sheet for the year ended June 30, 2000 or a Schedule attached hereto, the Business has no indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, related to or arising from the operation of the Business or the ownership, possession or use of the Purchased Assets through the Closing Date, other than in the ordinary course of its business on terms and conditions and in amounts consistent with past practices.

        4.27        Compliance with Law. The Business and the Purchased Assets conform in all respects to all applicable Laws. Seller has complied in all respects with all licensing requirements, decrees, awards, orders or the like applicable to their business or operations; and there is not and will not be any liability arising from or related to any violations thereof existing on or prior to Closing. To the knowledge of Seller, PDMI and Parent, there is no proposed or pending change in any Law which would adversely affect the Business. No notice from any governmental body or other person of any violation of any Law or requiring or calling attention to the necessity of any repairs, installation or alteration in connection with the Business has been served, and neither Seller, PDMI nor Parent knows of any basis therefor. Neither Seller nor any officer, agent or employee of Seller, nor, to the knowledge of Seller, PDMI and Parent, any other person acting on behalf of Seller, (a) has made any unlawful domestic or foreign political contributions, (b) has made any payment or provided services which were not legal to make or provide or which Seller or any such officer, employee or other person should have known were not legal for the payee or the recipient of such services to receive, (c) has received any payments, services or gratuities which were not legal to receive or which Seller or such person should have known were not legal for the payor or the provider to make or provide, (d) has had any transactions or payments which are not recorded in its accounting books and records or disclosed in its financial statements, (e) has had any off-book bank or cash accounts or "slush funds", (f) has made any payments to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, or (g) has made payments or expenditures to obtain or retain business or obtain favorable treatment from vendors, other than the customary business entertainment.

        4.28        Software.   Schedule 4.28 sets forth an accurate and complete list and summary description of all the Software (as defined below) owned, licensed or otherwise used by Seller. Schedule 4.28 identifies or describes (i) Software of or relating primarily to the Business which is owned by Seller thereof; and (ii) Software of or relating primarily to the Business which is licensed to Seller by third parties. With respect to the Software:

        (a)    all documentation for Software licensed to Seller is current (to the extent any third party owner supplies updated documentation to licensees), accurate and sufficient in detail and content to identify and explain the nature thereof, and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others; and

        (b)    Seller owns all right, title and interest in the Software that is not designated as licensed free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others.

"Software" means all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, object codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material and documentation and any and all licenses and copies thereof and rights thereto.

        4.29        Motor Vehicles. Seller does not own or, except as set forth on Schedule 4.13, lease any motor vehicles.

        4.30        Regulatory and Product Matters. Except as set forth on Schedule 4.30:

        (a)        Seller has all federal, state, territory, Canadian and other countries and international licenses, approvals, clearances and registrations in connection with the products of the Business ("Product Licenses") and establishment registrations in connection with the products of the Business ("Establishment Registrations") necessary to manufacture and market the products of the Business in the United States and the states and territories and to perform contract manufacturing services under the Material Contracts included in the Purchased Assets. All such Product Licenses and Establishment Registrations are in full force and effect and in good standing and are listed on Schedule 4.25. No such Product License or Establishment Registration contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except where such untruth or omission could not reasonably be expected to have a adverse effect on the Business or the Purchased Assets.

        (b)        Seller has made available to Buyer true and complete copies of all portions of the specifications relating to the products of the Business that have been requested by Buyer.

        (c)        Seller has not received any written notice from the Food & Drug Administration ("FDA") or the Department of Justice ("DOJ"), to which Seller has not responded or to which Seller's response was not found unacceptable by the FDA and remains outstanding that (i) any product of the Business currently manufactured or marketed by the Seller is an unapproved new drug or device or an adulterated or misbranded drug or device within the meaning of the FDCA or any other similar Law, or (ii) that any of the products of the Business are articles which may not, pursuant to the FDCA, be introduced into interstate commerce at the time of delivery. Such notice includes (1) correspondence from the FDA or DOJ alleging the foregoing, (2) an order or request from the FDA or DOJ that Seller cease to market any of the products of the Business, or (3) a lawsuit by the FDA or DOJ filed against any of the products of the Business or against the Seller or any of its officers, directors or employees alleging any of the foregoing. Seller has provided Buyer with true, correct and complete copies of all written correspondence in Seller's possession and all copies of such documents received by Seller since January 1, 2000 from or to the FDA or DOJ, copies of which are attached hereto on Schedule 4.30.

        (d)        Seller has not received any written notice from the United States Environmental Protection Agency ("EPA") or any state or territory counterpart thereof, or the DOJ to which Seller has not responded or to which Seller's response was not found unacceptable by the EPA or state counterpart thereof and remains outstanding that (i) any product of the Business currently manufactured or marketed by the Seller is an unapproved pesticide or an adulterated or misbranded pesticide within the meaning of FIFRA or any other similar Law, or (ii) that any of the products of the Business are articles which may not, pursuant to the FIFRA, be introduced into interstate commerce at the time of delivery. Such notice includes, but is not limited to (x) correspondence from the EPA or DOJ or state counterparts thereof alleging the foregoing, (y) an order or request from the EPA or DOJ or state counterparts thereof that Seller cease to market any of the products of the Business, or (z) a lawsuit by the EPA or DOJ or state counterparts filed against any of the products of the Business or against the Seller or any of its officer, directors or employees alleging any of the foregoing. Seller has provided Buyer with true, correct and complete copies of all written correspondence in Seller's possession from or to the EPA, DOJ or state counterparts thereof, copies of which are attached hereto on Schedule 4.30.

        (e)        Seller has not received any Forms FDA 483 with respect to the Seller's manufacturing or distribution facilities, processes or systems, to which Seller has not responded or to which Seller's response was not accepted in writing by FDA and remains outstanding. Seller has provided Buyer with true, correct and complete copies of all forms FDA 483, copies of which are attached hereto on Schedule 4.30.

        (f)        Seller has filed all required annual registration forms, all required listing forms, and all annual reports or other periodic reports with the FDA, the EPA, and all other countries where Seller markets products or any state or territory counterparts thereof relating to the products of the Business. Seller has filed with the FDA all reports required to be filed by Seller with respect to adverse drug or device experiences relating to the products of the Business. Seller has filed with the EPA and any state or territory counterparts thereof all reports required to be filed by Seller with respect to any unreasonable adverse effects on the environment of the products of the Business.

        (g)        Except as set forth on Schedule 4.30(f), there have been no product recalls or similar actions by Seller in respect of any of the products of the Business or the Business.

        (h)        Seller, its facilities and business processes are ISO 9001 certified.

        4.31     Brokers. Neither Seller, PDMI nor Parent has retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby, except the agreement dated May 25, 2001 with Tucker Anthony Sutro Capital Markets or its predecessor (the "Broker Agreement"). At Closing, Seller shall pay any and all amounts owed to Tucker Anthony Sutro Capital Markets or its predecessor under the Broker Agreement.

        4.32    Disclosure. Neither this Agreement nor any agreement, attachment, schedule, exhibit, certificate or other statement delivered pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements and information contained herein or therein, not misleading. Neither Seller, PDMI nor Parent is aware of any information necessary to enable a prospective purchaser of the Purchased Assets or the Business to make an informed decision with respect to the purchase of the Purchased Assets and the assumption of the Assumed Liabilities which has not been expressly disclosed herein. Buyer has been provided full and complete copies of all documents referred to on the Schedules to this Agreement.

        4.33    Financial Condition. Seller, PDMI and Parent are solvent, having assets which at a fair valuation exceed their respective liabilities, and Seller, PDMI and Parent are able to meet their debts as they mature and will not become insolvent as a result of the transactions contemplated hereby. Following consummation of the transactions contemplated by this Agreement, Seller, PDMI and Parent will have sufficient capital and property remaining to conduct the business in which they will thereafter be engaged.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer hereby represents and warrants to Seller as of the Closing Date, as follows:

        5.1        Authority. Buyer has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All acts or proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement, the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

        5.2        Validity. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered by Buyer and constitute lawful, valid and legally binding obligations of Buyer, enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under or a breach of (a) the limited liability company agreement of Buyer, (b) any contract, agreement, permit, license or other instrument to which Buyer is a party or by which it is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any Law applicable to Buyer. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

        5.3        Due Organization. Buyer is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority and all requisite licenses, permits and franchises to own, lease and operate its assets and to carry on the business in which it is engaged.

    ARTICLE VI
EMPLOYEES

        6.1        Continued Association With the Business. Buyer will offer employment, effective as of the day immediately following the Closing Date, to all employees of Seller who are listed on Schedule 6.1 and who remain actively at work (including employees on vacation) with Seller on the Closing Date (the "Designated Employees"). Seller agrees to use its best efforts to encourage the Designated Employees to accept employment with Buyer.

        6.2        Severance. Concurrently with the Closing or upon expiration of the Lease Period, as the case may be, Seller shall terminate all Designated Employees of the Business, and shall pay to each such employee any amounts owing through the Closing Date including earned but unused vacation. Any employee of Seller who is on long-term or short-term disability or maternity leave (or any unpaid long-term leave of absence greater than 12 weeks) on the Closing Date shall remain the sole responsibility of Seller, unless and until such time as the employee commences and continues to work for Buyer on a consistent basis; provided, that Buyer shall not be obligated to offer employment to any employee of Seller who is not actively at work with Seller on the Closing Date and who does not become available for active work with Buyer within 12 weeks after the Closing Date. Seller shall provide notice, if any, required under the WARN Act and any state law notice requirements. Buyer does not assume any liability for any claim for severance made by an employee of Seller who terminates employment on or prior to the Closing Date or the conclusion of the Lease Period described in Section 6.9, below.

        6.3        Employee Benefit Plans.

        (a)        Welfare Plans. Seller maintains certain Welfare Plans listed as such on Schedule 4.18. Seller will retain responsibility for, by insurance or otherwise, all Welfare Plan expenses and benefits for each Seller employee in accordance with the terms of Seller's Welfare Plans with respect to claims incurred by each such employee and/or his or her covered dependents through the Closing Date, in accordance with the terms of Seller's Welfare Plans. For purposes of this Section, a claim is deemed incurred for life insurance or accidental death and disability purposes when the death or dismemberment of the employee (or covered dependent) occurred. Expenses are deemed incurred with respect to hospital, medical, dental or other welfare benefit expenses when the services or products generating such expenses are performed or provided to the employee (or covered dependent). Notwithstanding anything in this Agreement to the contrary, Seller and Buyer acknowledge and agree that Buyer shall not assume Seller's worker's compensation insurance policy or any Seller Benefit Plan.

        (b)        Profit Sharing Plan. Seller maintains a Profit Sharing Plan listed on Schedule 4.18 pursuant to the adoption of a prototype plan sponsored by MassMutual. Buyer shall not assume or maintain such Profit Sharing Plan. As soon as reasonably administratively practicable following the Closing, Parent and/or Seller shall apply to the Internal Revenue Service for a favorable determination letter with respect to the Profit Sharing Plan. As soon as reasonably administratively practicable after receipt of such favorable determination letter, Parent shall cause to be transferred from the Profit Sharing Plan to the trust of a profit sharing plan designated by Buyer, which designated plan Buyer represents is a standardized prototype Plan intended to be "qualified" under Section 401(a) of the Code with respect to which a favorable opinion letter has been issued by the Internal Revenue Service ("Buyer's Plan"), cash equal to the full account balances under the Profit Sharing Plan, valued as of the date of the transfer, of each Designated Employee; provided, (i) that no such transfer from the Profit Sharing Plan to Buyer's Plan shall be made if Section 411(d)(6) of the Code and the regulations thereunder would require changes to Buyer's Plan which (if made to the minimum extent so required) are not permitted under its standardized prototype plan documents, in order to effect such transfer, and (ii) that if such transfer has not been made within one year of the Closing Date, Parent, Seller and Buyer shall cease to be obligated hereunder to effect such transfer (although they may agree in a separate written document to effect such transfer at a later date). Prior to such transfer, Buyer shall provide all information available to Buyer and reasonably required for Parent and/or Seller to administer the Profit Sharing Plan with respect to the Designated Employees, including but not limited to notice of the termination of a Designated Employee's service with Buyer and updated addresses of Designated Employees. Within five business days following the Closing, with respect to the Designated Employees listed on Schedule 6.3(b), Buyer shall offer to make a loan to each such Designated Employee in an amount equal to the amount necessary to repay in full such Designated Employee's outstanding plan loan(s) under the Profit Sharing Plan; provided that (i) the proceeds of such loans from Buyer are endorsed over or otherwise directly and immediately paid, on behalf of such Designated Employees, to the Profit Sharing Plan and (ii) the aggregate amount of such loans from Buyer does not exceed $3,000.

        6.4        Resolution of Pending Matters. Seller shall resolve all pending grievances, employee complaints or outstanding citations or other pending matters with due regard for not generating changes in work practice or precedents which will have a significant impact on the future operations. Seller shall notify Buyer in advance of any such settlements and the Buyer shall have the right to approve or withhold approval of such settlements and resolutions.

        6.5        COBRA Obligations. Effective as of a date not later than August 1, 2001, each otherwise covered Designated Employee employed by Buyer (and their dependents) shall be eligible to participate in medical and dental plans, life insurance, and disability insurance maintained by Buyer ("Buyer's Plans"). During the period beginning on the Closing Date and ending immediately prior to the date on which the Designated Employees (and their eligible dependents) become eligible to participate in Buyer's Plans in accordance with the preceding sentence, they shall remain eligible to participate in Seller's Benefit Plans providing medical and dental coverage to the same extent as immediately prior to the Closing Date at Seller's cost, provided, however, Buyer shall reimburse Seller for the insurance premiums in connection with the life insurance and the disability insurance for the Designated Employees through August 1, 2001. The Designated Employees (and their dependents) shall not be required for calendar year 2001 to satisfy any deductible, employee copayment, out of pocket maximum or similar requirement in Buyer's Plans to the extent of amounts previously credited for such purposes under Seller's Benefit Plans. Any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in Buyer's Plans shall be waived with respect to the Designated Employees (and their dependents). Seller and Seller's Benefit Plans shall provide notices and continuation coverage to Designated Employees to the extent required by Section 4980B of the Code and Sections 601 through 608 of ERISA in connection with such Designated Employees' termination of employment with Seller. Seller agrees to pay and be liable to Buyer for and shall assume, indemnify, defend and hold harmless Buyer from and against any and all losses, damages, liabilities, Taxes, sanctions, interest and penalties, costs and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgement) imposed upon, incurred by, or assessed against Buyer arising by reason of or relating to any failure by Seller (i) to comply with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, which failure occurred with respect to any current or prior employee of Seller or any qualified beneficiary of such employee before the Closing, or (ii) to provide continued medical and dental coverage for Designated Employees (and their covered dependents) on and after the Closing Date as provided in the second sentence of this Section 6.5. Seller shall provide Buyer with copies of creditable coverage certificates provided to each Designated Employee on or prior to Closing in compliance with the Health Insurance Portability and Accountability Act of 1996, as amended.

        6.6        Workers Compensation. Seller shall be responsible for all workers' compensation benefits, occupational diseases claims and employer liability claims payable to current employees of the Business with respect to (a) claims filed prior to the Closing; (b) claims filed after the Closing resulting from a discrete event or injury occurring prior to the Closing; and (c) employees other than Designated Employees regardless of when the claims were filed or the injury occurred. With respect to workers' compensations claims of Designated Employees that relate to circumstances, exposures, conditions or occurrences that began before the Closing and continued after the Closing, including occupational diseases, repetitive trauma, hearing loss and similar items, Buyer shall administer the claims and Seller shall indemnify Buyer for the proportionate share of the loss, damage and expense (including administration expenses) attributable to the period prior to the Closing based on the number of days prior to the Closing that such circumstances, exposures, conditions or occurrences were in existence with respect to the affected employee, compared to the total number of days such circumstances, exposures, conditions or occurrences were in existence with respect to the affected employee. Buyer shall be responsible for the administration and payment of all workers' compensation liabilities and benefits with respect to Designated Employees resulting from discrete events or injuries occurring after the Closing Date during employment with Buyer.

        6.7        No Third Party Beneficiaries. Nothing in this Agreement expressed or implied is intended to confer upon any employee of Seller or Buyer or his or her legal representatives any rights as a third party beneficiary or otherwise or any remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment or continued employment.

        6.8        Documents and Forms. Seller and Buyer agree to use commercially reasonable efforts to execute all necessary documents, file all required forms with any governmental agencies and take all other actions that may be necessary or appropriate to implement expeditiously the actions contemplated by this Article VI.

        6.9        Leased Employees. Notwithstanding the identification of any sales representative as a Designated Employee, their employment subsequent to the Closing Date shall be governed by the provisions of this Section 6.9. All references to the Closing Date set forth in Sections 6.1 through 6.9, as it pertains to the employment-related consequences of the Closing affecting the sales representatives, shall be deemed to refer to the expiration of the Lease Period.

        (a)        Seller, PDMI and Parent hereby agree to use their best efforts to provide to Buyer the services of the eight current sales representatives of Seller (the "Leased Employees") beginning on the Closing Date and continuing through June 25, 2001, or until an earlier date on which a Leased Employee accepts or rejects employment with Buyer (the "Lease Period"). Each Leased Employee shall devote one hundred percent (100%) of normal working hours each day to Buyer during the Lease Period.

        (b)        During the Lease Period, the Leased Employee:

         (i)    shall continue to be employed by Seller on terms and conditions of employment which are identical to those terms and conditions which immediately preceded the commencement of the Lease Period, including but not limited to the Leased Employees' job duties, responsibilities, compensation, benefits, perquisites and other material terms and conditions of employment;

        (ii)    shall remain subject to Seller's personnel, compensation, benefit and employment policies as in effect immediately prior to the commencement of the Lease Period for the duration of the Lease Period;

        (iii)    shall remain subject to the terms of employment with Seller and shall continue to be eligible for participation in all benefit plans in which (s)he participated immediately prior to the Lease Period;

        (iv)    shall receive salary and other compensation consistent with Seller's practices all of which shall be paid by Seller and reimbursed as provided herein; and

        (v)    shall remain an employee of Seller and shall not be, nor be deemed to be, an employee of Buyer.

        (c)        During the term of the Lease Period, Seller shall fulfill all legal obligations arising from its continued employment of the Leased Employees under this section, including but not limited to the payment of wages to the Leased Employees (including where applicable overtime wages); the continued provision of employee benefits to the Leased Employees in accordance with this section; all required and authorized payroll withholdings and remittances under state, local and federal Tax Laws (including but not limited to federal, state and local Tax withholdings, and withholding and remittance of FICA, FUTA, Social Security, Medicare, and state unemployment), the furnishing of workers compensation insurance for all Leased Employees during the Lease Period, and any other obligation imposed by Law or this Agreement.

        (d)        Buyer shall have the exclusive authority to direct and control the work to be performed for Buyer by the Leased Employees during the Lease Period. All work product and services made for or provided to, Buyer by the Leased Employees pursuant to this Agreement shall be for the benefit and the property of, Buyer. During the Lease Period, the Leased Employees shall have no authority to enter into contracts or otherwise engage in any business transactions on behalf of Seller.

        (e)        The salary and benefits costs incurred by Seller during the Lease Period in connection with the Leased Employees shall be reimbursed by Buyer. Seller will submit an invoice to Buyer at the end of the Lease Period with respect to such costs of the salary and benefits of such Leased Employees. Buyer shall pay to Seller any amount due within 7 days from the date of receipt of the invoice.

        (f) (i)    Buyer shall defend, indemnify and hold harmless Seller, PDMI and Parent and their affiliates and their officers, directors, employees, agents and representatives from and against any and all Loss which arise out of, result from or relate to the acts, omissions and/or other performance by the Leased Employees of their responsibilities within the scope of their engagement on Buyer's behalf and while under the direction and control of Buyer.

             (ii)    Seller, PDMI and Parent, jointly and severally, shall defend, indemnify and hold harmless Buyer and its affiliates and their officers, directors, agents and representatives from and against any and all Loss, or claims, including claims for wages and/or benefits, based upon, related to, caused by or arising from any claim by a Leased Employee that the Leased Employee is an employee of Buyer by virtue of the Leased Employee being under the direction and control of Buyer as provided in this Agreement.

        (g)        Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or agency between Buyer and Seller or an agreement by Buyer to employ any Leased Employee.

ARTICLE VII
ADDITIONAL COVENANTS

        7.1        Collection of Receivables. After the Closing, Seller shall permit Buyer to collect, in the name of Seller or otherwise, all receivables and other items which shall be transferred hereunder, and to endorse with the name of Seller any checks, receivables or other items. Seller shall transfer and deliver to Buyer any cash or other property which Seller may receive in respect of such receivables or other items. To effectuate the terms and provisions of this Agreement, Seller hereby designates and appoints Buyer and its designees or agents as attorney-in-fact effective as of the Closing Date, irrevocably and with power of substitution, to do all other acts and things any of them may deem necessary and advisable to realize upon the accounts receivable. Buyer shall use commercially reasonable efforts to collect the accounts receivable in a manner consistent with Buyer's current practices, which practices shall be at least as comparable in all material respects to Seller's current practices.

        7.2        Continued Assistance.

        (a)        Following the Closing, Seller shall refer to Buyer as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business. Seller shall cooperate in an orderly transfer of the Business and the continuation thereof by Buyer. From time to time, at Buyer's request and without further consideration, Seller shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Buyer may reasonably request to more effectively assign, convey and transfer any of the assets, properties, rights or claims of the Business and will assist Buyer in the vesting, collection or reduction to possession of such assets, properties, rights and claims. Buyer shall reimburse Seller, PDMI and Parent for any reasonable out-of-pocket expenses incurred by either or both of them in connection with the obligations under this Section 7.2(a).

        (b)        From time to time, at Seller's request and without further consideration, Buyer shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Seller may reasonably request to more effectively assign, convey and transfer any of the Excluded Assets and will assist Seller in the vesting, collection or reduction to possession of the Excluded Assets. Seller shall reimburse Buyer for any reasonable out-of-pocket expenses incurred by Buyer in connection with the obligations under this Section 7.2(b).

        7.3        Certain Payments. Promptly following Closing, Seller shall pay and fully discharge all amounts owed to employees, all Taxes or amounts withheld from employees or paid on behalf of employees, all sales Taxes collected in the conduct of the Business, and all liabilities and obligations to customers and suppliers of the Business which are not assumed by Buyer as and when due, and shall otherwise pay, discharge or make adequate provision for all other liabilities and obligations of the Business, including all Excluded Liabilities. Seller shall promptly pay and fully discharge any income, excise, employment, unemployment, sales or use Taxes arising as a result of the sale, transfer, conveyance or assignment of the Purchased Assets. Seller shall retain responsibility after the Closing Date for all pending litigation and disputes related to the Business and liability for claims therein asserted against Buyer, the Purchased Assets or the Business. Seller shall keep Buyer apprised of the status and all aspects of such litigation and disputes which might affect Buyer, the Purchased Assets or the Business, either directly or indirectly, and Seller shall comply with all court orders relating directly or indirectly to such litigation or disputes. Buyer shall provide reasonable cooperation to Seller in handling such litigation and disputes; provided, that Seller shall reimburse Buyer for its out-of-pocket expenses incurred in connection with such cooperation. Seller shall retain all rights to recover moneys due or damages being sought by Seller under any such litigation or disputes.

        7.4        Records and Documents. For four (4) years following the Closing Date, Seller shall grant to Buyer and its representatives, at Buyer's request, access to and the right to make copies of those records and documents related to the Business, possession of which is retained by Seller as may be necessary or useful in connection with Buyer's conduct of the Business after the Closing. If during such period Seller elects to dispose of such records, Seller shall first give Buyer 60 days' written notice, during which period Buyer shall have the right to take such records without further consideration. Buyer shall reimburse Seller, PDMI and Parent for any reasonable out-of-pocket expenses incurred by either or both of them in connection with the obligations under this Section.

        7.5        Covenants Not To Compete Or Solicit.

        (a)        For a period five (5) years from the Closing Date, each of Seller, PDMI and Parent agrees not to, directly or indirectly, by or for themselves or as the employee or agent of another or through others as their agent:

         (i)    produce, promote, sell, lease, license, distribute, install or service anywhere in North America, South America, Asia, Japan and Europe (the "Territory") products or services in existence or under development, which are similar to or in competition with those of the Business anywhere in the Territory;

        (ii)    own, manage, operate, fund, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the production, promotion, sale, lease, license, distribution or servicing of products or services competitive with those of the Business anywhere in the Territory;

        (iii)    divulge, communicate, use or disclose any nonpublic information concerning the Business or Buyer or any of their affiliates, their personnel, business and affairs;

        (iv)    interfere with the business relationships or disparage the good name or reputation of the Business, Buyer, or any of their affiliates or take any action which brings the Business, Buyer or any of their affiliates or its business into public ridicule or disrepute;

        (v)    solicit or accept any business competitive with the Business from customers or suppliers of the Business, or request, induce or advise customers or suppliers of the Business to withdraw, curtail or cancel their business with the Business or Buyer;

        (vi)    solicit for employment or employ any present or future employee of the Business, Buyer or any of their affiliates, or request, induce or advise any employee to leave the employ of the Business, Buyer or any of their affiliates; or

        (vii)    use or disclose the names and/or addresses of any customer, supplier or employee of the Business or Buyer to any person for any purpose whatsoever.

The ownership of less than one (1) percent of a publicly traded corporation shall not in and of itself be deemed to be a violation of this covenant. Notwithstanding the foregoing, this Section 7.5 shall not apply with respect to the dental handpieces sold by Micro Motors, Inc., a subsidiary of Parent.

        (b)        If Parent, PDMI or Seller violates the provisions of this Section, Buyer shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant with respect to Parent, PDMI or Seller. Accordingly, the restrictive covenant of this Section as it applies to Parent, PDMI and Seller shall be deemed to have the duration specified in Subsection 7.5(a) hereof, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Parent, PDMI or Seller.

        (c)        Seller, PDMI and Parent agree that, if they shall violate any of the provisions of this Section, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that Seller, PDMI and Parent, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which Buyer or Seller may be entitled.

        (d)        The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Section are fair, reasonable and necessary, that adequate compensation has been received by Seller, PDMI and Parent for such obligations. If, however, for any reason any court determines that the restrictions in this Section are not reasonable or that consideration is inadequate and therefore the restrictions are unenforceable, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

        (e)        Seller, PDMI and Parent acknowledge that they have carefully read and considered the terms of this Agreement. Seller, PDMI and Parent hereby waive any requirement of proof that a breach of this Section 7.5 will cause serious or irreparable injury to Buyer, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, Seller, PDMI and Parent hereby agree that they shall not raise as a defense (i) that the duration, scope or geographical area in which Seller, PDMI and Parent is prohibited from competition is unfair, unnecessary or unreasonable, or (ii) that this Agreement is in restraint of trade. Further, the existence of any claim or cause of action of Seller, PDMI and Parent against Buyer and Seller or any of their affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of Seller's and Parent's obligations under this Agreement. Seller, PDMI and Parent shall pay or reimburse Buyer for all costs and expenses, including court costs and reasonable attorneys' fees incurred or paid by Buyer in protecting or enforcing its rights and remedies hereunder.

        7.6        Notices and Consents. Seller, PDMI and Parent will cause Seller to give any notices to third parties, and Seller will obtain any third-party consents, that Buyer may reasonably request in connection with the matters referred to in Section 4.2 and Schedule 4.2 above. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.2 and Schedule 4.2 above.

        7.7        Bulk Sales Act Compliance. Buyer and Seller hereby waive compliance with the provisions of any applicable bulk transfer laws. Seller shall forever indemnify and hold harmless Buyer against any and all expense, loss, damage or liability, including reasonable attorneys fees and court costs, which Buyer may suffer as a result of claims asserted by third parties against Buyer due to any noncompliance by Seller and Buyer with applicable bulk transfer and tax laws.

        7.8        Confidentiality; Publicity. Except as may be required by Law, as expressly contemplated herein or as expressly consented to by Buyer, no party hereto or their respective Affiliates, employees, agents and representatives (including Seller) shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement or use or knowingly permit the use of such confidential information or other proprietary knowledge for any purpose other than in connection with the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by Seller, PDMI, Parent or Buyer without the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld or delayed); provided, however, that this provision shall not prohibit Buyer from making any public disclosure which Buyer's counsel advises is required under rules and regulations promulgated by the Securities and Exchange Commission.

        7.9        Licenses and Permits. To the extent permitted by the applicable governmental and/or regulatory authorities, Seller shall cooperate with Buyer and shall use its best efforts to transfer, assign and pass to the Buyer all of its rights under each of the Licenses and Permits listed in Schedule 4.19 and all registrations, licenses, permits, certificates, approvals or clearances related to FDA or EPA marketing of the products of the Business as soon as possible. Seller's obligations under this Section shall include, but not be limited to, the following:

        (a)        executing all assignments and other documents necessary to effect transfer or assignment of the Licenses and Permits from Seller to Buyer;

        (b)        providing the governmental authorities responsible for the Licenses and Permits and Buyer with whatever information and documentation that may be reasonably required in connection with the transfer of the Licenses and Permits;

        (c)        complying with its obligations under the Licenses and Permits, and under applicable Law relating thereto, prior to the Closing;

        (d)        on, prior to, or subsequent to the Closing, remedying any non-compliance with any of the Licenses and Permits, or with applicable Laws relating thereto, that has occurred before the Closing; and

        (e)        taking such further actions relating to the Licenses and Permits as the governmental authorities, or Buyer, may reasonably require.

        7.10    WARN Act Compliance. Seller shall comply with the WARN Act and be solely responsible for furnishing the required notice of any "plant closing" or "mass layoff", as applicable.

        7.11    Cooperation. Parent and PDMI agrees to cooperate and assist Buyer in connection with the resolution of all claims and disputes pending at Closing or that arise after Closing but relate to the period prior to Closing.

        7.12    Confidentiality. After the Closing, except as may be required for tax purposes or other regulatory purposes, Seller, PDMI and Parent and their Affiliates and respective successors and assigns shall not (a) retain any document, databases or other media embodying any confidential or proprietary information which relate to the Business or constitute a part of the Purchased Assets or use, publish or disclose to any third person any such confidential or proprietary information or (b) use, publish or disclose any information concerning Buyer, its affiliates, the Business, the customers or suppliers of the Business or the terms of this Agreement or the transactions contemplated hereby.

        7.13    Product Line. Each of Parent, PDMI and Seller hereby agree and acknowledge that Buyer is not purchasing any assets or assuming any liabilities related to or arising from Seller's currently existing or former latex glove products or product lines.

        7.14    Computer System. From the Closing Date through December 31, 2001, Buyer shall have access to and use of Parent's computer system to the same extent and in the same manner historically used by the Business at no cost to Buyer. Parent shall install security measures within its computer system prohibiting (a) Parent and its Affiliates access to information of the Business and Buyer and its affiliates and (b) Buyer and its affiliates access to information of Parent or any of its Affiliates, promptly following the Closing.

        7.15    Product Liability Insurance. Seller, PDMI and Parent shall maintain the current product liability insurance on all products manufactured or sold prior to the Closing Date. Buyer shall be an additional named insured under any such policy. Seller, PDMI or Parent shall provide, at Buyer's request, satisfactory evidence that such insurance policies continue to be in effect and that all premiums have been paid.

        7.16    MicroMotors Warranty. Parent and PDMI hereby agree, confirm and acknowledge that all dental handpieces sold to Seller on or prior to the Closing Date and all dental hand pieces sold to Buyer following the Closing Date will be subject to the standard warranty given by MicroMotors, Inc. ("MMI") to its other customers, that the warranty obligations of MMI will extend to Seller's and Buyer's customers and that MMI, PDMI or Parent will, in a prompt manner, comply with and fulfill MMI's warranty obligations.

        7.17    Reimbursement.

        (a)        Parent shall retain on behalf of Parent and Buyer an independent consultant with significant experience in FDA and environmental regulatory matters and compliance, which independent consultant shall be acceptable to Buyer (the "Consultant"), within 30 days of the date hereof. In the event that the independent consultant selected by Parent is not reasonably acceptable to Buyer, Buyer shall have the right to appoint the Consultant, which Consultant the Parent shall promptly retain. The Consultant shall perform a complete review and audit of the FDA and environmental regulatory compliance or lack thereof with respect to the Business and its products and shall provide a written report to Parent and Buyer setting forth in detail the actions to be taken to cause the Business to be in compliance with FDCA, FIFRA, Environmental Laws and any other related Laws (the "Applicable Laws"). Buyer shall have full and complete access to the Consultant and the Consultant's work papers. Parent shall pay (i) the cost of the Consultant and (ii) any and all costs, fines and penalties caused by, related to or arising from Buyer complying with the recommendations set forth in the Consultant's report or Seller's noncompliance with the Applicable Laws, including any and all costs and lost sales and profits (calculated based on historical sales and gross margins of such products for the immediately preceding twelve months) in connection with any interruption of the Business or the inability to market or sell a product of the Business as a result of Buyer complying with the Consultant's recommendations and the Applicable Laws (the "Compliance Costs"). Parent shall promptly pay or reimburse Buyer for any and all Compliance Costs as they are incurred; provided, however, that any amounts to be paid hereunder shall be deducted from the Escrow Amount, in accordance with the terms of the Escrow Agreement, to the extent the Escrow Amount is available, and Parent and Buyer shall execute joint written instructions to the Escrow Agent pursuant to Section 2(b) of the Escrow Agreement to effect the foregoing.

        (b)        Parent shall pay any and all costs incurred by Buyer or required to be paid by Buyer with respect to (i) curing any existing defaults through the Closing Date and assigning the License Agreement dated as of May 13, 1998 by and between Dunhall Pharmaceuticals, Inc. ("Dunhall") and Challenge Products, Inc. to Buyer or (ii) any amounts required to be paid to Dunhall as a condition to Dunhall entering into a license agreement with Buyer. Parent shall promptly pay or reimburse Dunhall or Buyer for any and all amounts owed to or incurred, as the case may be, as required to be paid or incurred.

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION

        8.1        Survival. All covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing until fully performed. All representations and warranties contained in this Agreement or in any document delivered pursuant hereto or thereto shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive the Closing and shall continue to be fully effective and enforceable for a period of three (3) years from the Closing Date; provided, however, that any representations and warranties set forth in Section 4.14, 4.17, 4.18, 4.19, 4.21, 4.25, 4.27 and 4.30 shall survive for the longer of three (3) years or 90 days after the applicable statute of limitations period set forth in the Code or other applicable Law, and the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.11 shall survive indefinitely. Notwithstanding the foregoing, any claim for indemnification that is asserted by written notice as provided in Section 8.2 within the applicable survival period shall survive until resolved by the parties or pursuant to a final non-appealable judicial determination. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

        8.2        Indemnification.   (a)  Seller, PDMI and Parent, jointly and severally, shall defend, indemnify and hold harmless Buyer and its affiliates and their officers, directors, employees, agents and representatives from and against any and all loss, damage, cost, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses for investigating and defending), diminution in value, suit, action, claim, deficiency, liability or obligation (collectively, "Loss") related to, caused by or arising from any Excluded Liability, employee of Seller, Parent, PDMI or the Business that Buyer does not hire, misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein or in any other agreement, instrument or other document delivered pursuant hereto, and any and all claims made based upon facts alleged that, if true, would have constituted any such misrepresentation, breach or failure.

        (b)        Buyer shall defend, indemnify and hold harmless Seller, PDMI and Parent and their respective officers, directors, employees, agents and representatives from and against any and all Loss related to, caused by or arising from any Assumed Liability, misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein or in any other agreement, instrument or other document delivered pursuant hereto, and any and all claims made based upon facts alleged that, if true, would have constituted any such misrepresentation, breach or failure.

        (c)        Seller, PDMI and Parent, jointly and severally, shall defend, indemnify and hold harmless, Buyer and its affiliates and their officers, directors, employees, agents and representatives from and against any and all Loss and costs that are related to, caused by or arising from, any accommodations made by Buyer for, the termination from employment within one (1) year from the Closing Date and/or any dispute with any Designated Employee.

        (d)        All rights herein are cumulative and are in addition to all other rights and remedies which are otherwise available. All indemnification obligations shall be deemed made in favor of and shall include Losses incurred by, any party's officers, directors, agents, representatives, subsidiaries, parents, affiliates, successors and assigns.

        8.3        Limitation of Seller's, PDMI's and Parents' Indemnification Obligation. Seller, PDMI and Parent shall not be liable and Buyer agrees not to enforce any claim for indemnification for breach of representation or warranty under this Agreement until the aggregate amount of all such claims exceeds One Hundred Thirty-Five Thousand Dollars ($135,000) (the "Threshold Amount"), and then Buyer shall be entitled to recover only the amount of such claims in excess of the Threshold Amount. The maximum aggregate amount recoverable from Seller for claims for indemnification for breach of representation and warranty under this Agreement shall not exceed an amount equal to the Purchase Price (the "Cap"). Notwithstanding anything contained herein to the contrary, the Threshold Amount and the Cap shall not be applicable (a) to claims for breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.11 and 4.12(c) or (b) in the case of intentional misrepresentation or fraud on the part of any indemnifying party. The amount of a Loss set forth in any indemnification claim shall be based on the good faith determination of such amount by the party seeking indemnification at the time such claim or a revised or supplemental indemnification claim is delivered, to the extent such Loss can be quantified; provided, however, that scope of or any amount set forth in any indemnification claim may be changed at any time by the party seeking indemnification.

        8.4        Joint Written Direction. At such time as Buyer is entitled to indemnification hereunder, Seller, PDMI and Parent shall provide a joint Instruction (as defined in the Escrow Agreement) to the Escrow Agent directing the release of funds to the Buyer in an amount to which the Buyer is entitled pursuant to the terms hereof.

        8.5        Other Indemnification Provisions. The foregoing indemnification provisions under this Article VIII are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty or covenant.

        8.6        Setoff. Buyer shall be entitled to recover any indemnification or other payments due hereunder by setting off such amount against (a) the Escrow Amount in accordance with the terms and conditions of the Escrow Agreement and (b) any other amount due from the Buyer to Seller pursuant to this Agreement or otherwise.

ARTICLE IX
GENERAL PROVISIONS

        9.1        Amendments and Waiver.

         (a)        No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        (b)    The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

        9.2        Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered, sent by overnight carrier (such as Express Mail, Federal Express, etc.) or sent by facsimile transmission with confirming copy sent by overnight courier and a delivery receipt obtained and addressed to the intended recipient as follows:

        (a)        If to Seller, PDMI and Parent:

George Isaac
c/o Unilect
97 Bancroft Street
Auburn, Massachusetts 01501
Telephone No.: (508) 832-3700
Facsimile No.: (508) 832-0185

With a copy to:

Arnold & Porter
370 17th Street, Suite 4500
Denver, Colorado 80202
Attention: Kevin A. Cudney
Telephone No.: (303) 863-2383
Facsimile No.: (303) 832-0428

        (b)        If to Buyer:

Young Innovations, Inc.
2401 Harnish Drive, Suite 100
Algonquin, Illinois 60102
Attention: Arthur L. Herbst, Jr.
Telephone No.: (312) 458-5400
Facsimile No.: (312) 458-6257

With a copy to:

McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois 60606-5096
Attention: John P. Tamisiea
Telephone No.: (312) 984-6957
Telecopy No.: (312) 984-3669

Any party may change its address or add or change parties for receiving notice by giving the other party notice in the manner set forth above.

        9.3        Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby. Any sales, transfer or other Taxes or fees applicable to the conveyance and transfer from Seller to Buyer of the Business and the Purchased Assets shall be borne by Seller. Buyer and Seller shall each pay to the Landlord (as defined in the Real Estate Lease) one half of the fee required by the Landlord to assign the Real Estate Lease, provided, however, that the maximum aggregate amount that Buyer shall be obligated for with respect to this sentence shall not exceed $2,500. The provisions of this Section shall survive any termination of this Agreement.

        9.4        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.5        Captions. The captions contained in this Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Agreement.

        9.6        Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Buyer shall be entitled to assign its rights and duties under this Agreement to any affiliate of Buyer without the consent of Seller; provided, however, that Buyer shall in all events remain liable hereunder. Except as provided in the foregoing sentence, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

        9.7        Entire Transaction. This Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.

        9.8        Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in a federal district court located in the Northern District of Illinois or the Illinois state court in Cook County, Illinois. Each party hereby consents and submits to the exclusive jurisdiction of the federal district court in the Northern District of Illinois or the Illinois state court in Cook County, Illinois. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district court located in the Northern District of Illinois or the Illinois state court in Cook County, Illinois has been brought in an improper or inconvenient forum or venue.

        9.9        Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The term "ordinary course of business" means the ordinary course of the Business consistent with the past practice of the Business. References to the terms "contracts" or "agreements" shall each be deemed to include the other and shall include understandings and arrangements of all types, whether written or oral, and all amendments thereto. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.10    Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        9.11    Authorship. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

* * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

YOUNG COLORADO, LLC	PRO-DEX, INC.

By: ___________________________	By:____________________________
Its: ___________________________	Its:____________________________

PRO-DEX MANAGEMENT, INC.

By: ___________________________
Its: ___________________________

BIOTROL INTERNATIONAL, INC.
By: ___________________________
Its: ___________________________

CHALLENGE PRODUCTS, INC.

By: ___________________________
Its: ___________________________